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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 1999, included in First Tennessee National Corporation's 1999 Proxy Statement, into the Company's 1998 Annual Report on Form 10-K, and previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-58975, 33-63809, 33-64471,
333-16225, 333- 16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03,
333-17457-04, and 333-70075 and to all references to our firm included therein.


Arthur Andersen LLP

Memphis, Tennessee
March 23, 1999